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                                                                     EXHIBIT 23

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Registration Statements on Forms S-3 (File Nos. 33-53661, 33-53409, 33-52379 and 33-50985) and Forms
S-8 (File Nos. 33-55511, 33-55509, 33-55272, 33-55270, 33-52253, 33-51114, 33-
51082, 33-51052, 33-50151, 33-50147, 33-49783 and 33-36571) of Columbia/HCA
Healthcare Corporation (including its predecessors) and in the related Prospectus of our report dated April 24, 1995, with respect to the supplemental consolidated financial statements and schedules of Columbia/HCA Healthcare Corporation included in this Current Report on Form 8-K dated April 24, 1995.

                                                          /s/ ERNST & YOUNG LLP
                                                              ERNST & YOUNG LLP

Louisville, Kentucky
April 24, 1995